Filed pursuant to Rule 424(b)(3)

Registration No.: 333-284350

PROSPECTUS SUPPLEMENT No. 4

(To the Prospectus dated May 9, 2025)

BIODEXA PHARMACEUTICALS PLC

341,352,000,000 Ordinary Shares Representing 34,135,200 American Depositary Shares

This prospectus supplement No. 4 (the “Prospectus Supplement”) amends and supplements our prospectus contained in our Registration Statement on Form F-1, as amended, effective as of May 9, 2025 (the “Prospectus”), related to the resale by the selling shareholder identified in the Prospectus of up to an aggregate of 341,352,000,000 of our ordinary shares, nominal value £0.000001 per share, represented by 34,135,200 American Depositary Shares (the “Depositary Shares”).

This Prospectus Supplement is being filed in order to incorporate into and include in the Prospectus the information contained in our attached Form 6-K, filed with the Securities and Exchange Commission on June 13, 2025.

This Prospectus Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained therein.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on June 12, 2025 was $1.10.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 of the Prospectus and in the documents incorporated by reference in the Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this Prospectus Supplement is June 13, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of June 2025

Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)

1 Caspian Point,

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒      Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Explanatory Note

As previously disclosed, on June 11, 2025, at a general meeting of Biodexa Pharmaceutical PLC (the “Company”) shareholders, the shareholders approved new Articles of Association of the Company (the “New Articles”). The New Articles implemented the change in nominal value of the Company’s ordinary shares, from £0.00005 per share to £0.000001 per share, that was also approved at the meeting. A copy of the New Articles is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The information included in this report on Form 6-K, including Exhibit 1.1, shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File No. 333-209365) and Form F-3 (File No. 333-267932) of the Company (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of June 2025 is:

Exhibit No.	Description
1.1	Articles of Association of Biodexa Pharmaceuticals PLC, adopted on June 11, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: June 13, 2025	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and Chief Financial Officer

Exhibit 1.1

BIODEXA PHARMACEUTICALS PLC

(registered number 09216368)

ARTICLES OF ASSOCIATION

Table of Contents

PRELIMINARY		1

1	DEFINITIONS	1

2	LIABILITY OF MEMBERS	6

3	FORM OF RESOLUTION	6

4	EXCLUSION OF MODEL ARTICLES (AND ANY OTHER PRESCRIBED REGULATIONS)	6

5	REGISTERED OFFICE	6

SHARE CAPITAL		6

6	ALLOTMENT, REDUCTION AND ALTERATION	6

7	SHARE WARRANTS TO BEARER	7

8	COMMISSIONS AND BROKERAGE	8

9	TRUSTS NOT RECOGNISED	8

10	VARIATION OF CLASS RIGHTS	8

11	CLASS MEETINGS	9

12	FRACTIONS	9

CERTIFICATED SHARES		10

13	RIGHT TO CERTIFICATES	10

14	REPLACEMENT CERTIFICATES	11

UNCERTIFICATED SHARES		11

15	UNCERTIFICATED SHARES	11

LIEN ON SHARES		13

16	COMPANY'S LIEN ON SHARES NOT FULLY PAID	13

17	ENFORCEMENT OF LIEN BY SALE	13

18	APPLICATION OF SALE PROCEEDS	14

19	CALLS	14

20	LIABILITY OF JOINT HOLDERS	14

21	INTEREST	14

22	DIFFERENTIATION	15

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23	PAYMENT IN ADVANCE OF CALLS	15

24	RESTRICTIONS IF CALLS UNPAID	15

25	SUMS DUE ON ALLOTMENT TREATED AS CALLS	15

FORFEITURE		15

26	FORFEITURE AFTER NOTICE OF UNPAID CALL	15

27	NOTICE AFTER FORFEITURE	16

28	CONSEQUENCES OF FORFEITURE	16

29	DISPOSAL OF FORFEITED SHARE	16

30	PROOF OF FORFEITURE	17

UNTRACED MEMBERS		17

31	SALE OF SHARES	17

32	APPLICATION OF SALE PROCEEDS	18

TRANSFER OF SHARES		18

33	FORM OF TRANSFER	18

34	REGISTRATION OF A CERTIFICATED SHARE TRANSFER	19

35	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER	20

36	RENUNCIATION OF ALLOTMENTS	20

37	NO FEE ON REGISTRATION	20

TRANSMISSION OF SHARES		20

38	ON DEATH	20

39	ELECTION OF PERSON ENTITLED BY TRANSMISSION	20

40	RIGHTS ON TRANSMISSION	21

GENERAL MEETINGS		22

41	GENERAL MEETINGS	22

42	NOTICE OF GENERAL MEETINGS	22

43	QUORUM FOR GENERAL MEETING	24

44	PROCEDURE IF QUORUM NOT PRESENT	24

45	CHAIRMAN OF GENERAL MEETING	25

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46	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS	25

47	ACCOMMODATION OF MEMBERS AT MEETING	25

48	SECURITY AT PHYSICAL GENERAL MEETINGS	26

49	SECURITY AT ELECTRONIC GENERAL MEETINGS	26

50	POWER TO ADJOURN	26

51	NOTICE OF ADJOURNED MEETING	26

52	BUSINESS OF ADJOURNED MEETING	27

VOTING		27

53	VOTING AT A GENERAL MEETING	27

54	POLL PROCEDURE	28

55	VOTES OF MEMBERS	28

56	CHAIRMAN'S CASTING VOTE	29

57	VOTING RESTRICTIONS ON AN OUTSTANDING CALL	29

58	PROXY INSTRUMENT	29

59	TERMINATION OF PROXY OR CORPORATE AUTHORITY	31

60	CORPORATE REPRESENTATIVES	31

61	AMENDMENT TO RESOLUTIONS	32

62	OBJECTION TO ERROR IN VOTING	32

FAILURE TO DISCLOSE INTERESTS IN SHARES		33

63	FAILURE TO DISCLOSE INTERESTS IN SHARES	33

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		35

64	NUMBER OF DIRECTORS	35

65	NO SHARE QUALIFICATION	35

66	COMPANY'S POWER TO APPOINT DIRECTORS	35

67	BOARD'S POWER TO APPOINT DIRECTORS	35

68	APPOINTMENT OF EXECUTIVE DIRECTORS	35

69	ELIGIBILITY OF NEW DIRECTORS	36

70	ROTATIONAL RETIREMENT AT ANNUAL GENERAL MEETING	36

71	POSITION OF RETIRING DIRECTOR	36

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72	REMOVAL BY ORDINARY RESOLUTION	37

73	VACATION OF DIRECTOR'S OFFICE	37

ALTERNATE DIRECTORS		38

74	APPOINTMENT	38

75	RESPONSIBILITY	38

76	PARTICIPATION AT BOARD MEETINGS	39

77	INTERESTS	39

78	TERMINATION OF APPOINTMENT	39

BOARD POWERS		39

79	BOARD POWERS	39

80	DIRECTORS BELOW THE MINIMUM NUMBER	40

81	DELEGATION TO EXECUTIVE DIRECTORS	40

82	DELEGATION TO COMMITTEES	40

83	LOCAL MANAGEMENT	40

84	DELEGATION TO AGENTS	41

85	EXERCISE OF VOTING POWER	41

86	PROVISION FOR EMPLOYEES	41

87	OVERSEAS REGISTERS	41

88	ASSOCIATE DIRECTORS	41

89	BORROWING POWERS	42

DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS		43

90	FEES	43

91	EXPENSES	43

92	REMUNERATION OF EXECUTIVE DIRECTORS	43

93	SPECIAL REMUNERATION	43

94	PENSIONS AND OTHER BENEFITS	44

DIRECTORS' PROCEEDINGS		44

95	BOARD MEETINGS	44

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96	NOTICE OF BOARD MEETINGS	44

97	QUORUM	44

98	BOARD CHAIRMAN	45

99	VOTING	45

100	TELEPHONE PARTICIPATION	45

101	WRITTEN RESOLUTIONS	45

102	COMMITTEE PROCEEDINGS	46

103	MINUTES	46

104	VALIDITY OF PROCEEDINGS	46

INTERESTS OF DIRECTORS		46

105	PERMITTED INTERESTS	46

106	DISCLOSURE OF INTERESTS TO BOARD	47

107	INTERESTED DIRECTOR NOT TO VOTE OR COUNT FOR QUORUM	47

108	DIRECTOR'S INTEREST IN OWN APPOINTMENT	48

109	CONCLUSIVE RULINGS ON DIRECTORS' INTERESTS	48

110	CONNECTED PERSONS	48

111	SUSPENSION OR RELAXATION OF PROVISIONS CONCERNING DIRECTORS' INTERESTS	49

SECRETARY		50

112	SECRETARY	50

SEALS AND DOCUMENT AUTHENTICATION		51

113	SAFE CUSTODY	51

114	APPLICATION OF SEAL	51

115	OFFICIAL SEAL FOR USE ABROAD	51

116	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY	51

DIVIDENDS AND OTHER PAYMENTS		51

117	DECLARATION	51

118	INTERIM DIVIDENDS	52

119	ENTITLEMENT TO DIVIDENDS	52

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120	PAYMENT METHODS	52

121	DEDUCTIONS	53

122	INTEREST	53

123	UNCLAIMED DIVIDENDS	53

124	UNCASHED DIVIDENDS	54

125	DIVIDENDS IN KIND	54

126	SCRIP DIVIDENDS	54

127	RESERVES	56

128	CAPITALISATION OF PROFITS AND RESERVES	56

RECORD DATES		57

129	BOARD TO FIX DATE	57

ACCOUNTS		57

130	ACCESS TO ACCOUNTING RECORDS	57

131	DISTRIBUTION OF ANNUAL ACCOUNTS	57

NOTICES		58

132	FORMS OF NOTICES	58

133	SERVICE ON MEMBERS	58

134	NOTICES BY ADVERTISEMENT	60

135	EVIDENCE OF GIVING NOTICE	60

136	NOTICE BINDING ON TRANSFEREES	61

137	NOTICE TO PERSONS ENTITLED BY TRANSMISSION	61

DOCUMENT DESTRUCTION		62

138	DOCUMENT DESTRUCTION	62

INDEMNITY		63

139	RIGHT TO INDEMNITY	63

140	POWER TO INSURE	64

AUDITORS		64

141	VALIDITY OF AUDITOR'S ACTS	64

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142	AUDITOR'S RIGHT TO ATTEND GENERAL MEETINGS	65

143	A DEFERRED SHARES	65

144	B DEFERRED SHARES	67

145	C DEFERRED SHARES	69

146	D DEFERRED SHARES	71

147	FORUM SELECTION	73

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Company number: 09216368

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of BIODEXA PHARMACEUTICALS PLC

(Adopted by Special Resolution passed on [ ] 2025)

PRELIMINARY

1	DEFINITIONS

1.1	In these Articles (unless the context requires otherwise) the following words have the following meanings;

"Act"	means the Companies Act 2006;

"A Deferred Shares"	means the A Deferred Shares of £1 each in the capital of the Company having the rights set out in Article 143;

"ADS"	means American Depositary Shares of the Company listed on NASDAQ or any Recognised Investment Exchange (and each evidenced by way of a depository receipt (ADR));

"Articles"	means these articles of association as altered from time to time and "Article" shall be construed accordingly;

"Auditors"	means the auditors for the time being of the Company;

"bankruptcy"	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

"B Deferred Shares"	means the B Deferred Shares of £0.001 each in the capital of the Company having the rights set out in Article 144;

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"Board"	means the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened meeting at which a quorum is present;

"C Deferred Shares"	means the C Deferred Shares of £0.00005 each in the capital of the Company having the rights set out in Article 145;

"certificated"	means in relation to a share, that is recorded in the Register of Members as being held in certificated form;

"clear days"	means in relation to a period of notice, the period excluding the day when the notice is served or deemed served and the day for which it is given or on which it is to take effect;

"Companies Acts"	has the same meaning as in section 2 of the Act;

"Company"	means Biodexa Pharmaceuticals PLC, registered in England with number 09216368;

"D Deferred Shares"	means the D Deferred Shares of £0.000001 each in the capital of the Company having the rights set out in Article 146;

"Depositary"	means the holder of a share for the time being held on behalf of another person on the terms of a depositary agreement or a depositary receipt or a similar document;

"Director"	means a director for the time being of the Company;

"document"	includes, unless otherwise specified, any document sent or supplied in electronic form;

"electronic form"	has the same meaning as in section 1168 of the Act;

"electronic means"	has the same meaning as in section 1168 of the Act;

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"execution"	means any mode of execution (and "executed" shall be construed accordingly);

"fully paid"	in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

"Group"	means the group comprising the Company and its subsidiary undertakings (not including any parent undertaking of the Company);

"Group Undertaking"	means any undertaking in the Group, including the Company;

"holder"	means in relation to a share, the member whose name is entered in the Register of Members as the holder of that share;

"Issuer-Instruction"	means an issuer-instruction, as defined in the Uncertificated Securities Regulations;

"London Stock Exchange"	means London Stock Exchange Plc;

"member"	means a member of the Company or, if the context so requires, a member of the Board or of any committee of the Board;

"NASDAQ"	means the NASDAQ Stock Market, LLC;

"NASDAQ rules"	means the rules of NASDAQ;

"Operator"	means the Operator (as defined in the Uncertificated Securities Regulations) of the Uncertificated System;

"Ordinary Shares"	means ordinary shares of £0.000001 each in the Company;

"paid or paid up"	means paid up or credited as paid up;

"participating issuer"	has the same meaning as in the Uncertificated Securities

"Participating Security"	means a share or class of shares or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

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"Protocol"	means the protocol approved by the Board from time to time governing the procedure for and conduct of meetings of the Board and certain determinations to be made by the Board;

"partly paid"	in relation to a share means that part of that share's nominal value or any premium at which it was issued which has not been paid to the Company;

"Recognised Investment Exchange"	means any stock exchange, over-the-counter market or other organised securities market that is open to the international public and on which securities are regularly traded;

"Registered Office"	means the registered office from time to time of the Company;

"Register of Members"	means the Company's register of members kept pursuant to the Companies Acts;

"Seal"	means the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Companies Acts;

“Secretary”	means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

“share”	means a share in the capital of the Company;

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“System-Participant”	means a system-participant, as defined in the Uncertificated Securities Regulations;

“uncertificated”	means in relation to a share, a share to which title is recorded in the Register of Members as being held in uncertificated form and title to which may be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

“Uncertificated Securities Regulations”	means the Uncertificated Securities Regulations 2001 (SI2001 No. 3755); and

1.2	In these Articles:

(A)	words or expressions that are not defined in Article 1.1 have the same meanings (where applicable) as in the Companies Acts as in force on the date of the adoption of these Articles;

(B)	reference to any statute or any statutory instrument or any provision of a statute or of a statutory instrument includes a reference to any statutory modification or reenactment of it for the time being in force, as (where applicable) amended or modified or extended by any other statute or any order, regulation, instrument or other subordinate legislation made under such statute or statutory provision or under the statute under which such statutory instrument was made;

(C)	words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a "person" includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate;

(D)	References to "writing" or "written" include printing, typewriting, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form and documents and information sent or supplied in electronic form or made available on a website are "in writing" for the purposes of these Articles;

(E)	reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security;

(F)	references to "address", in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form;

(G)	present means for the purposes of physical general meetings, present in person, or, for the purposes of electronic general meetings, present by electronic means (and references to persons attending by electronic means is defined as attendance at electronic general meetings via the electronic platform(s) stated in the notice of such meeting);

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(H)	where an ordinary resolution is expressed to be required for any purpose, a special resolution is also effective for such purpose; and

(I)	headings do not affect the interpretation of any Article.

2	LIABILITY OF MEMBERS

The liability of each member is limited to the amount, if any, unpaid on the share(s) held by such member.

3	FORM OF RESOLUTION

Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

4	EXCLUSION OF MODEL ARTICLES (AND ANY OTHER PRESCRIBED REGULATIONS)

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

5	REGISTERED OFFICE

The Company's registered office is to be situated in England and Wales.

SHARE CAPITAL

6	ALLOTMENT, REDUCTION AND ALTERATION

6.1	Subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Act, the Board may offer, allot, grant options or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares to such persons, at such times and on such terms as it may decide (including, without limitation, terms relating to the renunciation of any allotment). No shares may be issued at a discount.

6.2	The Board may, at any time after the allotment of any share but before any person has been entered in the Register of Members, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented to be one or more Participating Securities, in each case upon the subject to such terms and conditions as the Board may think fit to impose.

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6.3	Subject to the Companies Acts and without prejudice to any rights attached to any shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

6.4	Subject to the Companies Acts, any share may be issued which is, or is to be liable, to be redeemed at the option of one or both of the Company or the holder, and the Board may determine the terms, conditions and manner of redemption of any such redeemable share. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.

6.5	The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

6.6	The Company, by ordinary resolution, may:

(A)	consolidate and divide all or any of its share capital into shares of larger amount;

(B)	subject to the Act, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares); or

(C)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

7	SHARE WARRANTS TO BEARER

7.1	Subject to the Companies Acts, the Company may, with respect to any fully paid shares, issue a warrant (a "share warrant") stating that the bearer of the warrant is entitled to the shares specified in it. The Company may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant. The shares specified in the share warrant may be transferred by the delivery of the share warrant. The provisions of these Articles as to transfer and transmission of shares shall not apply to share warrants.

7.2	The powers referred to in Article 7.1 may be exercised by the Board. The Board may determine and vary the terms on which a share warrant is to be issued, including (without limitation) terms on which:

(A)	new share warrant or coupon may be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed);

(B)	the bearer of the share warrant may be entitled to receive notice of and to attend, vote and demand a poll at general meetings;

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(C)	dividends may be paid; and

(D)	any share warrant may be surrendered and the name of the holder entered in the Register of Members in respect of the shares specified in it.

7.3	Subject to the terms on which a share warrant is issued and to these Articles, the bearer of a share warrant shall be deemed to be a member for all purposes. The bearer of a share warrant shall be subject to the terms in force and applicable to such share warrant, whether made before or after its issue.

7.4	The Company shall not be bound to recognise (even if it has notice of it) any interest in or in respect of any share represented by a share warrant other than the bearer's absolute right to the share warrant.

7.5	The Company shall not be responsible for any loss or damage suffered by any person by reason of the Company entering in the Register of Members, upon the surrender of a share warrant, the name of any person who is not the true and lawful owner of that share warrant.

8	COMMISSIONS AND BROKERAGE

The Company may exercise all powers conferred by the Companies Acts of paying commissions in relation to a subscription for shares or other allotment. Subject to the Companies Acts, NASDAQ or any Recognised Investment Exchange, in each case, to the extent applicable to the Company from time to time, any such commissions may be satisfied in cash or by the allotment of fully or partly paid shares or other securities or any combination of such methods as the Directors see fit. The Company may also pay such brokerage in relation to a subscription for shares as may be lawful.

9	TRUSTS NOT RECOGNISED

Except as otherwise provided by these Articles, required by law or as ordered by a Court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust and the Company shall not be bound by or recognise any equitable, contingent, future, partial or other claim to or interest in any share except an absolute right of the holder to the share in its entirety (even if the Company has notice of such interest).

10	VARIATION OF CLASS RIGHTS

10.1	Subject to the Companies Acts and if the share capital of the Company is divided into shares of different classes, any of the rights attached to any class of shares (notwithstanding that the Company may be or be about to be in liquidation) may (unless the rights attached to the shares of the class otherwise provide) be varied or abrogated in any manner, either with the consent in writing of the holders of not less than three quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of the class duly convened and held in accordance with Article 11.

10.2	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

(A)	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued;

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(B)	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Companies Acts and these Articles; or

(C)	the Board resolving that a class of shares is to become or is to cease to be, or the Operator permitting such class of shares to become or to cease to be, a Participating Security.

11	CLASS MEETINGS

11.1	The Board may call a separate general meeting of the holders of the shares of any class at any time and for any purpose as it thinks fit.

11.2	A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as a general meeting pursuant to these Articles, except that:

(A)	no member, other than a Director, shall be entitled to notice of it or to attend such meeting unless he is a holder of shares of that class;

(B)	no vote may be given except in respect of a share of that class;

(C)	the quorum at the meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class and at an adjourned meeting the quorum shall be one person holding shares of that class or his proxy, regardless of the number of shares held by such person; and

(D)	poll may be demanded by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member shall have one vote for every share of that class of which he is the holder.

12	FRACTIONS

12.1	If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to members, the Board may on behalf of the members deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article 12 below.

12.2	The Board may sell shares representing the fractions to any person (including, subject to the Companies Acts, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than £5.00, the Company may retain such sum for its own benefit). To give effect to such sale the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 15.10 to effect a transfer of the shares.

12.3	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale, nor will its title to the shares be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 12.2 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

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12.4	In relation to any fractions and subject always to the Companies Acts, the Board may issue, to a member credited by way of capitalisation as fully paid, the minimum number of shares required to round up his holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit, out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an ordinary resolution of the Company pursuant to Article 128. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 127 without the sanction of an ordinary resolution of the Company.

CERTIFICATED SHARES

13	RIGHT TO CERTIFICATES

13.1	Subject to the Companies Acts and these Articles, every person (except any person in respect of whom the Company is not required by the Companies Acts to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

13.2	Where a member (other than a person in respect of whom the Company is not required by the Companies Acts to complete and have ready for delivery a share certificate) transfers part of or pays up any further sum on his shares comprised in a certificate he shall be entitled, without charge, to one certificate for the balance of certificated shares retained by him, reflecting the amounts paid up on such shares. Where a member (other than a person in respect of whom the Company is not required by the Companies Acts to complete and have ready for delivery a share certificate) receives more shares of any class, he shall be entitled, without charge, to one certificate for the extra shares of that class to the extent that the balance is to be held in certificated form.

13.3	The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons. Delivery of a certificate to one joint holder shall be sufficient delivery to all joint holders.

13.4	A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the nominal value and amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of (to the extent applicable) the Companies Acts.

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13.5	Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

14	REPLACEMENT CERTIFICATES

14.1	If any certificate is worn-out, defaced, lost, stolen or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery of the old certificate to the Company.

14.2	Where a member holds two or more certificates for shares of one class, the Board may, at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

14.3	At the request of a member, the Board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the Board may decide.

UNCERTIFICATED SHARES

15	UNCERTIFICATED SHARES

15.1	Subject to the Companies Acts and the Uncertificated Securities Regulations, the Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security.

15.2	Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence of such shares being held in certificated or uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to certificated shares or to uncertificated shares.

15.3	Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Regulations.

15.4	These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Securities Regulations.

15.5	The Board may lay down regulations not included in these Articles which (in addition to or in substitution for any provisions in these Articles):

(A)	apply to the issue, holding or transfer of uncertificated shares;

(B)	set out (where appropriate) the procedures for conversion and/or redemption of uncertificated shares; and/or

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(C)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities Regulations and/or the Operator's rules and practices.

15.6	Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Uncertificated Securities Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, Article 15.4 will (for the avoidance of doubt) continue to apply when read in conjunction with those regulations.

15.7	Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the Uncertificated System and the Operator's rules and practices.

15.8	For any purpose under these Articles, the Company may treat a member's holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

15.9	Unless the Board determines otherwise or the Uncertificated Securities Regulations require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

15.10	Where the Company is entitled under the Companies Acts, the Operator's rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over, transfer, re-allot or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

(A)	requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(B)	altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(C)	requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period and keep it as a certificated share for as long as the Board requires;

(D)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(E)	otherwise rectify or change the Register of Members in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Register of Members as the next holder of such shares); and/or

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(F)	appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

15.11	The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator's register of securities are a complete and accurate reproduction of the particulars entered in the Operator's register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register of Members shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

LIEN ON SHARES

16	COMPANY'S LIEN ON SHARES NOT FULLY PAID

16.1	The Company has a first and paramount lien on each issued share (not being a fully paid share) registered in the name of each member (whether solely or jointly with other persons) for all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

16.2	The lien applies to all dividends on any such share, to all amounts payable by the Company in respect of such share and (if the lien is enforced and the share is sold by the Company) the proceeds of the sale of that share. It also applies notwithstanding that:

(A)	the Company may have notice of any equitable or other interest of any person in any such share; or

(B)	any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

16.3	The Board may waive any lien that has arisen or resolve that any share be exempt wholly or in part from this Article 16.

17	ENFORCEMENT OF LIEN BY SALE

17.1	For the purpose of enforcing the Company's lien on any shares, the Board may sell all or any of such shares in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days following the giving of a notice to the holder (or any person entitled by transmission to the share) demanding payment of the amount due within such fourteen (14) clear day period and stating that if the notice is not complied with the shares may be sold.

17.2	To give effect to such sale the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

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(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 15.10 (uncertificated shares) to effect a transfer of the shares.

17.3	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale, nor will its title to the shares be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 17.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

18	APPLICATION OF SALE PROCEEDS

The net proceeds of any sale of shares subject to the Company's lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

19	CALLS

19.1	Subject to the terms on which shares are allotted, the Board may make calls on the members (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such member or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days' notice specifying when and where the payment is to be made, as required by such notice.

19.2	A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Board authorising it is passed. A call may, before the Company's receipt of any amount due under it, be revoked or postponed in whole or in part as the Board may decide. A person upon whom a call is made will remain jointly and severally liable with successors in title for calls made on him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

21	INTEREST

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate not exceeding five (5) per cent, per annum (compounded on a six monthly basis) as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

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22	DIFFERENTIATION

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

23	PAYMENT IN ADVANCE OF CALLS

23.1	The Company may receive from any member (or any person entitled by transmission willing to advance the same) all or any part of the amount uncalled and unpaid on the shares held by him (or to which he is entitled). The liability of each such member or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding five (5) per cent, per annum (compounded on a six monthly basis) as the Board may decide.

23.2	The Company may at any time repay the amount so advanced by giving at least three (3) months' notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

23.3	No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

24	RESTRICTIONS IF CALLS UNPAID

Unless the Board decides otherwise, no member shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a member until he has paid all calls due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

25	SUMS DUE ON ALLOTMENT TREATED AS CALLS

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE

26	FORFEITURE AFTER NOTICE OF UNPAID CALL

26.1	If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

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26.2	The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

27	NOTICE AFTER FORFEITURE

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Register of Members. No forfeiture will be invalidated by any omission to give such notice or make such entry.

28	CONSEQUENCES OF FORFEITURE

28.1	A share shall, on its forfeiture, become the property of the Company.

28.2	All interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles or, in the case of past members, as provided by the Companies Acts.

28.3	The holder of a share (or the person entitled to it by transmission) which is forfeited shall:

(A)	on its forfeiture cease to be a member (or a person entitled) in respect of it;

(B)	if a certificated share, surrender to the Company for cancellation the certificate for the share;

(C)	remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

(D)	remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

29	DISPOSAL OF FORFEITED SHARE

29.1	Subject to the Companies Acts, a forfeited share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board may decide, either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct; and

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(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 15.10 (uncertificated shares) to effect a transfer of the shares.

29.2	Any instrument or exercise referred to in Article 29.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates. The Company may receive the consideration (if any) given for the share on its disposal.

30	PROOF OF FORFEITURE

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the forfeited share is transferred or sold shall not be bound to see to the application of the consideration (if any) given for it on such transfer. His title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or transfer of the share.

UNTRACED MEMBERS

31	SALE OF SHARES

31.1	Subject to the Uncertificated Securities Regulations, the Company may sell, at the best price reasonably obtainable, any share of a member, or any share to which a person is entitled by transmission, if:

(A)	during the period of twelve (12) years prior to the date of the publication of the advertisements referred to in this Article 31.1 (or, if published on different dates, the earlier or earliest of them):

(1)	no cheque, warrant or money order in respect of such share sent by or on behalf of the Company to the member or to the person entitled by transmission to the share, at his address in the Register of Members or other address last known to the Company has been cashed; and

(2)	no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the member (or person entitled by transmission to the share) or by transfer of funds by means of the Uncertificated System, and the Company has received no communication (whether in writing or otherwise) in respect of such share from such member or person, provided that during such twelve (12) year period the Company has paid at least three (3) cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

(B)	on or after the expiry of such twelve (12) year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in the country in which the Company's Registered Office is located and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices on such member or person notified to the Company in accordance with these Articles is located;

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(C)	such advertisements, if not published on the same day, are published within thirty (30) days of each other;

(D)	during a further period of three (3) months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this Article 31.1 concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the member or person entitled by transmission; and

(E)	if such share is listed or dealt in on any stock exchange, the Company has first given notice in writing to that exchange (where required) of its intention to sell such share.

31.2	If during such twelve (12) year period, or during any subsequent period ending on the date when all the requirements of Article 31.1 have been met in respect of any shares, any additional shares that have been issued in respect of those held at the beginning of, or previously so issued during, any such subsequent period and all the requirements of Article 31.1 have been satisfied with regard to such additional shares, the Company may also sell the additional shares.

31.3	To give effect to a sale pursuant to Article 31.1 or Article 31.2, the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 15.10 (uncertificated shares) to effect a transfer of the shares.

31.4	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale, nor will its title to the shares be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 31.3 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

32	APPLICATION OF SALE PROCEEDS

The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

TRANSFER OF SHARES

33	FORM OF TRANSFER

33.1	Subject to these Articles, a member may transfer all or any of his shares:

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(A)	in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

(B)	in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Securities Regulations.

33.2	Subject to the provisions of the Uncertificated Securities Regulations, the transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Register of Members in respect of it.

34	REGISTRATION OF A CERTIFICATED SHARE TRANSFER

34.1	Subject to these Articles, the Board may, in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share or the renunciation of a renounceable letter of allotment unless it is:

(A)	in respect of a share which is fully paid;

(B)	in respect of a share on which the Company has no lien;

(C)	in respect of only one class of shares;

(D)	in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(E)	duly stamped or duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if required); and delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the Companies Acts to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of such person to do so, provided that the Board shall not refuse to register any transfer or renunciation of any certificated shares made through a Recognised Investment Exchange or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

34.2	If the Board refuses to register a transfer or renunciation pursuant to this Article 34, it shall, within two (2) months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renouncee unless it suspects that the proposed transfer or renunciation may be fraudulent. An instrument of transfer or renunciation that the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

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35	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER

35.1	The Board shall register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Securities Regulations, except that the Board may refuse (subject to any relevant requirements of (to the extent applicable) the NASDAQ rules and/or the rules of any Recognised Investment Exchange in the case of any ADS which are admitted to NASDAQ or any other Recognised Investment Exchange) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

35.2	In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of an Uncertificated System to a person who is to hold such share in certificated form thereafter, the Company, as participating issuer, shall register the transfer in accordance with the relevant Operator instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

35.3	If the Board refuses to register any such transfer or renunciation the Company shall, within two (2) months after the date on which the instruction relating to such transfer or renunciation was received by the Company, send notice of the refusal to the transferee or renouncee.

36	RENUNCIATION OF ALLOTMENTS

The Board may, at its discretion, recognise and give effect to a renunciation of the allotment of any share by the allottee in favour of some other person.

37	NO FEE ON REGISTRATION

No fee shall be charged for the registration of a transfer of a share or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to any share or for making any other entry in the Register of Members.

TRANSMISSION OF SHARES

38	ON DEATH

If a member dies, the survivors or survivor where he was a joint holder, or his personal representatives where he was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him solely or jointly.

39	ELECTION OF PERSON ENTITLED BY TRANSMISSION

39.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member, or of any other event giving rise to a transmission of such entitlement by operation of law (an "entitled person"), may, on such evidence as to his title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him so registered. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall:

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(A)	in the case of a certificated share, execute an instrument of transfer of such share to such person; and

(B)	in the case of an uncertificated share, either:

(1)	procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person; or

(2)	change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

39.2	Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within sixty days after proof cause the entitlement of that person to be noted in the Register of Members.

39.3	An entitled person shall be entitled to receive and may give a discharge for all dividends and other money payable in respect of the share but shall not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or, except as previously stated, to any of the rights or privileges of a member until he has become a holder in respect of the share in question.

39.4	All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to in Article 39.1 as if the notice were an instrument of transfer and as if the instrument of transfer was executed, or the instructions were given, by the member and the event giving rise to the transmission had not occurred.

39.5	The Board may give notice requiring a person to make the election referred to in Article 39.1. If such notice is not complied with within sixty days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

39.6	Subject to the provisions of this Article 39, any offer, notice, information or any other document delivered or sent to the address of any shareholder in pursuance of these Articles shall, notwithstanding that such shareholder be then dead or bankrupt or that any other event giving rise to a transmission of such shareholder's entitlement by operation of law has occurred, and whether or not the Company has notice of his death or bankruptcy or other event giving rise to a transmission of such shareholder's entitlement by operation of law, be deemed to have been duly delivered or sent in respect of any share registered in the name of such shareholder as sole or first-named joint holder.

40	RIGHTS ON TRANSMISSION

A person becoming entitled by transmission to a share shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares.

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GENERAL MEETINGS

41	GENERAL MEETINGS

41.1	A general meeting shall be held in every year as the annual general meeting of the Company (and specified as such in the notice convening the meeting), at such time (within a period of not more than fifteen (15) months after the holding of the last preceding annual general meeting) and place as may be determined by the Board in accordance with the Protocol. The general meetings referred to in this Article 41.1 shall be called annual general meetings.

41.2	Without prejudice to Article 41.1 and the requirement under the Companies Acts to convene an annual general meeting in each year, the Board may convene a general meeting whenever it thinks fit. A general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by sections 303 to 305 of the Act and no business shall be transacted at such meeting except that stated by the requisition or proposed by the Board.

41.3	The Board may resolve to enable persons entitled to attend and participate in a general meeting (or annual general meeting) to do so partly (but not wholly) by simultaneous attendance and participation by means of electronic facility or facilities, and may determine the means, or all different means, of attendance and participation used in relation to the general meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Board) shall be counted in the quorum for, and be entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to:

(A)       participate in the business for which the meeting has been convened;

(B)       hear all persons who speak at the meeting; and

(C)       be heard by all other persons attending and participating in the meeting.

42	NOTICE OF GENERAL MEETINGS

42.1	An annual general meeting shall be convened by not less than twenty-one (21) clear days' notice.

42.2	All general meetings other than annual general meetings shall be convened by not less than fourteen (14) clear days' notice, even where a special resolution is to be considered.

42.3	Subject to the Companies Acts and notwithstanding that it is convened by shorter notice than that specified in Article 42.1 and Article 42.2, a general meeting shall be deemed to have been duly convened if it is so agreed:

(A)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

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(B)	in the case of any other general meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety five (95) per cent, in nominal value of the shares giving that right.

42.4	The notice of meeting shall specify:

(A)	if applicable, that the general meeting is to be the annual general meeting;

(B)	the place, the day and the time of the meeting;

(C)	the general nature of the business to be transacted;

(D)	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such;

(E)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member;

(F)	the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply);

(G)	details of any forms to be used for the appointment of a proxy;

(H)	time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting (subject to the Uncertificated Securities Regulations if the Company is then a participating issuer for the purpose of the Uncertificated Securities Regulations);

(I)	at the Board's discretion, include a statement for the procedure for members to vote in advance or by electronic means (including the date by which it must be done and details of any forms to be used); and

(J)	If pursuant to Article 41.3 the Board determines that a general meeting shall be held partly by means of electronic facility or facilities, the notice shall:

(1)	include a statement to that effect;

(2)	specify the means, or all different means, of attendance and participation thereat, and any access, identification and security arrangements determined; and

(3)	state how it is proposed that persons attending or participating in the meeting electronically should communicate with each other during the meeting.

42.5	The notice of meeting shall be given to the members (other than a member who, under these Articles or any restrictions imposed on any shares, is not entitled to receive notice from the Company), to the Directors and to the Auditors.

42.6	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

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42.7	The Board may determine that the members entitled to receive notice of a meeting are those persons entered on the Register of Members at a time determined by the Board (subject to the Uncertificated Securities Regulations if the Company is then a participating issuer for the purpose of the Uncertificated Securities Regulations) which shall not be more than 48 hours before the time fixed for the meeting, excluding any part of any day that is not a working day. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

42.8	The accidental omission to send or give a notice of meeting or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or any other document to, the failure to give notice due to circumstances beyond the Company's control, or the non-receipt of any such item by, any person entitled to receive any such item shall not invalidate the proceedings at that meeting. In this Article references to notice or any other document includes communications in electronic form and documents made available on a website in accordance with the Companies Acts and these Articles.

42.9	If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Board must take reasonable steps to ensure that members trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in Article 58 until 48 hours before the rearranged meeting (excluding any day that is not a working day). Any postponed and/or moved meeting may also be postponed and/or moved under this Article 42.

42.10	In determining whether eligible members are participating in a general meeting, it is irrelevant where any eligible member is or how they communicate with each other. All eligible members participating in accordance with Article 41.3 shall be counted for quorum purposes.

43	QUORUM FOR GENERAL MEETING

No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than two (2) qualifying persons, unless (i) each is a qualifying person only because he is authorised under section 323 of the Act to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation, or (ii) each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member. For the purposes of this Article 43, a "qualifying person" means (i) an individual who is a member of the Company, (ii) a person authorised under section 323 of the Act to act as the representative of a corporation in relation to the meeting, or (iii) a person appointed as a proxy of a member in relation to the meeting. The absence of a quorum will not prevent the appointment of a chairman of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

44	PROCEDURE IF QUORUM NOT PRESENT

44.1	If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

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(A)	if convened on the requisition of members, shall be dissolved; and

(B)	in any other case shall stand adjourned for no less than ten (10) clear days to such other day and at such other time and place as the chairman (or, in default, the Board) may decide.

44.2	If at such adjourned meeting a quorum is not present within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for holding it, one person entitled to vote on the business to be transacted, being a qualifying person, shall be a quorum.

45	CHAIRMAN OF GENERAL MEETING

45.1	The chairman (if any) of the Board or, in his absence, the vice chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or vice chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairman of the meeting. If only one Director is present and willing to act, he shall be chairman of the meeting. In default, the members present in person or proxy and entitled to vote shall choose one of their number to be chairman of the meeting.

45.2	Without prejudice to any other power that he may have under the provisions of the Articles or at common law, the chairman, acting in good faith, may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chairman's good faith decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

46	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS

46.1	A Director (and any other person invited by the chairman of the meeting to do so) may attend and speak at a general meeting and at a separate meeting of the holders of any class of shares of the Company, whether or not he is a member.

46.2	The chairman may invite any person to attend and speak at any general meeting where he considers that this will assist in the deliberations of the meeting.

47	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(A)	to participate in the business for which the meeting has been convened;

(B)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(C)	to be heard and seen by all other persons present in the same way.

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48	SECURITY AT PHYSICAL GENERAL MEETINGS

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the provision of evidence of identity by any person attending the meeting, the searching of any such person and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

49	SECURITY AT ELECTRONIC GENERAL MEETINGS

49.1	The Board and, at any electronic general meeting, the chairman, may make any arrangement and impose any requirement or restriction as is:

(A)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(B)	proportionate to those objectives,

and in this respect the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

50	POWER TO ADJOURN

50.1	The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place.

50.2	Without prejudice to any other power of adjournment which the chairman of the meeting may have under these Articles, at common law or otherwise, the chairman may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he decides that it is necessary or appropriate to do so in order to:

(A)	secure the proper and orderly conduct of the meeting; or

(B)	give all persons entitled to do so an opportunity of attending the meeting; or

(C)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(D)	ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

51	NOTICE OF ADJOURNED MEETING

51.1	Whenever a meeting is adjourned for thirty (30) days or more or indefinitely, at least seven clear days' notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

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51.2	The Board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this Article 51 are those persons entered on the Register of Members at the close of business on a day determined by the Board, provided that, if the Company is a participating issuer, the day determined by the Board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

51.3	The notice of an adjourned meeting given in accordance with this Article 51 may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting excluding any part of any day that is not a working day) by which a person must be entered on the Register of Members in order to have the right to attend or vote at the meeting. Changes to entries on the Register of Members after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

52	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

VOTING

53	VOTING AT A GENERAL MEETING

53.1	At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is demanded by either:

(A)	the chairman of the meeting;

(B)	at least five members present in person (or by proxy) having the right to vote on the resolution;

(C)	member or members present in person (or by proxy) representing not less than ten (10) per cent of the total voting rights of all the members having the right to vote on the resolution; or

(D)	member or members present in person (or by proxy) holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than ten (10) per cent of the total sum paid up on all the shares conferring that right.

53.2	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not earned by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

53.3	A demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

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54	POLL PROCEDURE

54.1	No poll shall be demanded on the election of a chairman of a meeting or (except with the consent of the chairman of the meeting) on any question of adjournment. A poll duly demanded on a question of adjournment shall be taken forthwith and a poll on any other matter shall be taken either forthwith or at such time and place, not being more than thirty (30) days from the date of the meeting or adjourned meeting at which the poll was demanded, as the chairman of the meeting shall direct. The chairman of the meeting may direct the manner in which a poll shall be taken and may appoint scrutineers who need not be members. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven (7) clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

54.2	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded.

54.3	On a poll, votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

55	VOTES OF MEMBERS

55.1	Subject to any rights or restrictions attaching to any shares and to any suspension or abrogation of voting rights pursuant to these Articles:

(A)	on a show of hands every member who is entitled to vote on the relevant matter and who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by a duly authorised representative who is not himself a member entitled to vote or by duly authorised representatives who are not themselves members entitled to vote shall have one vote (for the avoidance of doubt, a proxy who has been appointed by more than one member and has been instructed by one or more of those members to vote for the resolution and by one or more members to vote against the resolution, has one vote for and one vote against the resolution only. A proxy appointed by more than one member will not be restricted by the instructions to vote for or against the resolution he has received from casting a second vote the opposing way under discretionary authority given by other members.); and

(B)	on a poll every member who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by duly authorised representative(s) or by duly appointed proxy(ies) shall have one vote for every share of which he is the holder.

55.2	In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Register of Members in respect of the joint holding.

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55.3	A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder or incapacity may vote, on a show of hands or on a poll, by his guardian or other person duly authorised to act on his behalf, who may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours (excluding any day that is not a working day) before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

55.4	Notwithstanding section 324A of the Act, the Company is under no obligation to check whether proxies or corporate representatives are voting in accordance with any instructions of the appointor and that votes will not be invalidated should instructions not be followed.

56	CHAIRMAN'S CASTING VOTE

In the case of an equality of votes, either on a show of hands or on a poll, for the avoidance of doubt the chairman of the meeting shall not be entitled to a further or casting vote in addition to any other vote he may have or be entitled to exercise.

57	VOTING RESTRICTIONS ON AN OUTSTANDING CALL

Unless the Board decides otherwise, no member shall be entitled to be present or vote at any meeting either personally or by proxy until he has paid all calls due and payable on every share held by him whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

58	PROXY INSTRUMENT

58.1	The appointment of a proxy shall be in any usual form or in any other form which the Board may approve and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor. In the case of an instrument in writing, a corporation may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. The appointment of a proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates. The appointment of a person as proxy for a member must be notified to the Company in writing.

58.2	Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the company or such participant. The directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

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58.3	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board may:

(A)	in the case of an instrument in writing be deposited at the Registered Office or at such other place in the United Kingdom as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than 48 hours before (excluding any day that is not a working day) the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(B)	in the case of an appointment contained in an electronic communication, be received at the address specified for the purpose of receiving electronic communications:

(1)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(2)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting; or

(3)	as has been made available, throughout the period beginning with the first date in which the notice of the meeting is given and ending with the conclusion of the meeting, on the Company's website; not less than 48 hours (excluding any day that is not a working day) before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any document or information relating to proxies may be sent by electronic means to that such electronic address, subject to any conditions or limitations specified by the Company when providing the address;

(C)	in the case of a poll taken more than 48 hours (excluding any day that is not a working day) after it was demanded, be deposited or received at the place referred to in Article 58.3(A) and (B) after the poll has been demanded and not less than 24 hours (excluding any day that is not a working day) before the time appointed for taking the poll; or where the poll is not taken forthwith but is taken not more than 48 hours (excluding any day that is not a working day) after it was demanded, be delivered at the meeting to the chairman of the meeting, the Secretary or any Director, and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid). The appointment of a proxy will not be valid after twelve (12) months from its date or the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date.

58.4	When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

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58.5	An appointment of proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote, on a poll, on a resolution or a motion or an amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit. Such appointment shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

58.6	The Board may, at the expense of the Company, send forms of appointment of proxy to the members by post, by electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company's expense, they shall be issued to all (and not to some only) of the members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or invitation or failure to send such form of appointment or invitation due to circumstances beyond the Company's control to, or the non-receipt of such form of appointment or invitation by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

59	TERMINATION OF PROXY OR CORPORATE AUTHORITY

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless written notice of the termination was received by the Company at the Registered Office, or at such other place at which the instrument of proxy was duly deposited, or, where the appointment of proxy was contained in an electronic communication, at the address at which such appointment was duly received, at least one (1) hour before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) at least one (1) hour before the time appointed for taking the poll.

60	CORPORATE REPRESENTATIVES

60.1	A corporation which is a member may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares.

60.2	Any person or persons so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. If more than one person is authorised by a corporation, such corporate representatives of that corporation may exercise their powers on behalf of the corporation in a different manner in respect of different shares held by the corporation but not in respect of the same shares.

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60.3	The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly.

60.4	A Director, the Secretary or some other person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

61	AMENDMENT TO RESOLUTIONS

61.1	If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

61.2	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(A)	the proposed amendment is to correct a patent error and does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution; or

(B)	at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such resolution is to be proposed, notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it; or

(C)	the chairman of the meeting in his absolute discretion decides that it may be proposed.

61.3	Any proposed amendment to an ordinary resolution may be withdrawn by the proposer at, or prior to the time appointed for holding, the general meeting or adjourned meeting at which such resolution is to be proposed with the prior consent of the chairman of the meeting.

61.4	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(A)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(B)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

62	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairman of the meeting (whose decision shall be final and conclusive), who shall not be obliged to take it into account unless he considers it to be of sufficient magnitude to affect the decision of the meeting. The chairman's decision on such matters shall be final and binding on all concerned.

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FAILURE TO DISCLOSE INTERESTS IN SHARES

63	FAILURE TO DISCLOSE INTERESTS IN SHARES

63.1	For the purpose of this Article 63:

(A)	"Exempt Transfer" means, in relation to shares held by a member:

(1)	transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of Section 974 of the Act);

(2)	transfer in consequence of a sale made through the London Stock Exchange or any investment exchange selected by the Company outside the United Kingdom on which any shares are normally traded; or

(3)	transfer which is shown to the satisfaction of the Board to be made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares;

(B)	"interested" is construed as it is for the purpose of section 793 of the Act;

(C)	person, other than the member holding a share, shall be treated as appearing to be interested in such share if the member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 793 notice from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(D)	reference to a person having failed to give to the Company information required by a section 793 notice, or being in default of supplying such information, includes references to his having:

(1)	failed or refused to give all or any part of such information; and

(2)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and

(E)	"transfer" means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

63.2	Where notice is given by the Company under section 793 of the Act (a "section 793 notice") to a member, or another person appearing to be interested in shares held by such member, and the member or other person has failed in relation to any shares ("Default Shares", which expression applies also to any shares issued after the date of the section 793 notice in respect of those shares and to any other shares registered in the name of such member at any time whilst the default subsists) to give the Company the information required within fourteen (14) clear days after the date of the section 793 notice, unless the Board otherwise decides:

(A)	the member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll; and

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(B)	where the Default Shares represent at least 0.25 per cent, in nominal value of the issued shares of their class:

(1)	a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(2)	the member shall not be entitled to elect, pursuant to Article 126 (scrip dividends) or otherwise, to receive shares instead of a dividend; and

(3)	the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(a)	the transfer is an Exempt Transfer; or

(b)	the member is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.

63.3	The sanctions under Article 63.2 shall cease to apply seven (7) days after the earlier of:

(A)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

(B)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the section 793 notice.

63.4	The Board may:

(A)	give notice in writing to any member holding Default Shares in uncertificated form requiring the member:

(1)	to change his holding of such shares from uncertificated form into certificated form within a specified period; and

(2)	then to hold such Default Shares in certificated form for so long as the default subsists; and

(B)	appoint any person to take any steps, by instruction by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).

63.5	Where Default Shares in which a person appears to be interested are held by a Depositary, the provisions of this Article 63 shall be treated as applying only to those shares held by the Depositary in which such person appears to be interested and not (insofar as such person's apparent interest is concerned) to any other shares held by the Depositary.

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63.6	The provisions of this Article 63 are in addition and without prejudice to the provisions of the Companies Acts, and in particular shall not prevent the Company from making an application for restrictions to be placed on any shares under section 794 of the Act.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

64	NUMBER OF DIRECTORS

Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than alternate Directors) shall be not less than two (2) in number. The Company may from time to time by ordinary resolution fix a maximum number of directors and from time to time vary that maximum number.

65	NO SHARE QUALIFICATION

A Director need not hold any shares but shall be entitled to receive notice of, attend and speak at all general meetings of the Company and of any class of members of the Company

66	COMPANY'S POWER TO APPOINT DIRECTORS

66.1	Subject to these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

66.2	A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless a resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

67	BOARD'S POWER TO APPOINT DIRECTORS

67.1	Without prejudice to the Company's power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

67.2	Any Director so appointed after the date of adoption of these Articles shall, if still a Director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a Director at such meeting. Such person shall not be taken into account in determining the number or identity of Directors who are to retire by rotation at such meeting.

68	APPOINTMENT OF EXECUTIVE DIRECTORS

Subject to the Companies Acts, the Board may appoint one or more of its members to an executive office or other position of employment with the Company for such term (subject to the Companies Acts) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company

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69	ELIGIBILITY OF NEW DIRECTORS

No person, other than a Director retiring (by rotation or otherwise), shall be appointed or reappointed as a Director at any general meeting unless:

(A)	he is recommended for appointment by the Board; or

(B)	not less than seven (7) nor more than forty two (42) clear days before the date appointed for the meeting, a notice executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company at the Registered Office of the intention to propose such person for appointment or reappointment, stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of directors, accompanied by a notice executed by that person of his willingness to be appointed or re-appointed.

70	ROTATIONAL RETIREMENT AT ANNUAL GENERAL MEETING

70.1	Each Director is subject to retirement by rotation in accordance with these Articles, subject to Article 71 (Position of Retiring Director).

70.2	At each annual general meeting one third of the Directors who are subject to retirement by rotation or, if their number is not three (3) nor a multiple of three (3), the number nearest to one third, shall retire from office, provided always that a Director who is subject to retirement by rotation shall retire at the third annual general meeting after the annual general meeting or general meeting (as the case may be) at which he was previously appointed or re-appointed. If there are fewer than three (3) Directors who are subject to retirement by rotation, one of them shall retire from office at the annual general meeting.

70.3	Subject to the Companies Acts and these Articles, the Directors to retire by rotation at each annual general meeting shall be, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and, second, those Directors who have been longest in office since their last appointment or re-appointment. As between two (2) or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the start of business seven (7) days before the date of the notice convening the annual general meeting notwithstanding any change in the number or identity of the Directors after that time but before the close of the meeting.

70.4	If the Board so decides, one (1) or more other Directors selected by the Board may also retire at an annual general meeting as if any such other Director was also retiring by rotation at that meeting in accordance with these Articles.

70.5	Any Director who has held office with the Company, other than employment or executive office, and who, at the date of the annual general meeting, has held such office for nine (9) years or more, shall be subject to re-appointment at each annual general meeting.

71	POSITION OF RETIRING DIRECTOR

71.1	A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re-appointed or deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

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71.2	At any general meeting at which a Director retires by rotation, the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

72	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal under the Companies Acts and subject to the Companies Acts, the Company may:

(A)	by ordinary resolution remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company; and

(B)	by ordinary resolution appoint another person who is willing to act to be a Director in his place (subject to these Articles).

Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

73	VACATION OF DIRECTOR'S OFFICE

73.1	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise) the office of a Director shall be vacated if:

(A)	he resigns by notice in writing delivered to the Secretary at the Registered Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

(B)	he offers to resign by notice in writing delivered to the Secretary at the Registered Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

(C)	he only held office as a Director for a fixed term and such term expires;

(D)	he ceases to be a Director by virtue of any provision of the Companies Acts or (if applicable) the NASDAQ rules or the rules of any Recognised Investment Exchange, is removed from office pursuant to these Articles, the Companies Acts or (if applicable) the NASDAQ rules or the rules of any Recognised Investment Exchange or becomes prohibited by law from being a Director;

(E)	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

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(F)	registered medical practitioner who is treating him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(G)	he is absent, without permission of the Board, from Board meetings for six consecutive months (whether or not an alternate Director attends in his place) and the Board resolves that his office be vacated;

(H)	he is removed from office by notice in writing addressed to him at his address as shown in the Company's register of directors and signed by a majority of the board of directors in number (excluding from such calculation the director the subject of removal) but without prejudice to any claim for damages which he may have for breach of contract against the Company; or

(I)	in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Board resolves that his office be vacated.

73.2	A resolution of the Board declaring a Director to have vacated office pursuant to this Article 73 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

73.3	If the office of a Director is vacated for any reason, he shall cease to be a member of any committee of the Board.

73.4	In this Article 73, delivery of notice may be in writing, including the use of electronic communications subject to such terms and conditions as the Board may decide.

ALTERNATE DIRECTORS

74	APPOINTMENT

74.1	A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate by notice in writing delivered to the Secretary at the Registered Office, or in any other manner approved by the Board.

74.2	The appointment of an alternate Director who is not already a Director shall:

(A)	require the approval of either a majority of the Directors or the Board by way of a Board resolution; and

(B)	not be effective until his consent to act as a Director in the form prescribed by the Companies Acts has been received at the Registered Office.

74.3	An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles.

75	RESPONSIBILITY

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

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76	PARTICIPATION AT BOARD MEETINGS

76.1	An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate Director). A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

76.2	Signature by an alternate Director of any resolution in writing of the Board or a committee of the Board will, unless the notice of his appointment provides otherwise, be as effective as signature by his appointor.

77	INTERESTS

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article 77, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

78	TERMINATION OF APPOINTMENT

An alternate Director shall cease to be an alternate Director:

(A)	if his appointor revokes his appointment by notice delivered to the Secretary at the Registered Office or in any other manner approved by the Board; or

(B)	if he resigns his office of alternate Director by notice delivered to the Secretary at the Registered Office or in any other manner approved by the Board; or

(C)	if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of the alternate Director which was in force immediately before his retirement shall remain in force; or

(D)	if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated.

BOARD POWERS

78	BOARD POWERS

Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article 79.

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80	DIRECTORS BELOW THE MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

81	DELEGATION TO EXECUTIVE DIRECTORS

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

82	DELEGATION TO COMMITTEES

82.1	The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons, provided always that a majority of committee members shall be Directors. No resolution or decision may be passed or taken at a meeting of a committee unless a majority of committee members present at the committee meeting are Directors. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

82.2	The Board's power under these Articles to delegate to a committee:

(A)	includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

(B)	is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

83	LOCAL MANAGEMENT

The Board may establish local or divisional boards, agencies or branch offices for managing the affairs of the Company in a specified locality and may appoint persons to be members of a local or divisional board, agency or branch office and may fix their remuneration. The Board may delegate to a local or divisional board, agency or branch office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. The Board may grant to such local or divisional board, agency or branch office the power to sub-delegate, may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board, agency or branch office and may authorise the members of a local or divisional board, agency or branch (or any of them) to fill a vacancy or to act despite a vacancy. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to the terms and conditions imposed by the Board, the proceedings of a local or divisional board, agency or branch office with two or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

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84	DELEGATION TO AGENTS

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

85	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company, or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

86	PROVISION FOR EMPLOYEES

The Board may exercise any power conferred on the Company by the Companies Acts to make provision for the benefit of persons employed or formerly employed by any Group Undertaking (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Undertaking.

87	OVERSEAS REGISTERS

Subject to the Companies Acts and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to members and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

88	ASSOCIATE DIRECTORS

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Companies Acts or these Articles.

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89	BORROWING POWERS

89.1	Subject to this Article 89, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Companies Acts, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

89.2	The Board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to ensure (as regards subsidiary undertakings, to the extent possible by such exercise) that the aggregate of the amounts borrowed by the Group and remaining outstanding at any time (excluding intra Group borrowings) shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to two times the gross asset value of the Group where gross asset value is defined as total fixed plus total current assets as measured under UK GAAP or total current plus total non-current assets as measured under IFRS as appropriate provided always that no such sanction shall be required to the borrowing of any moneys intended to be applied and actually applied within six months in the repayment (with or without premium) of any moneys previously borrowed and then outstanding, notwithstanding that the same may result in the said limit being exceeded during such period.

89.3	In this Article:

(A)	share capital allotted shall be treated as issued and any share capital already called up or payable at any future date within the following twelve months shall be treated as already paid up and if the Company proposes to issue any shares for cash and the issue of such shares has been underwritten then such shares shall be deemed to have been issued and the subscription moneys (including any premium) payable in respect thereof within the following twelve months shall be deemed to have been paid up;

(B)	any company which it is proposed shall become a subsidiary contemporaneously with any relevant transaction shall be treated as if it had already become a subsidiary;

(C)	the following shall (unless otherwise taken into account) be deemed to be included in moneys borrowed (a) debentures issued in whole or in part for a consideration other than cash, (b) amounts outstanding under acceptance credits (other than in respect of the purchase of goods in the ordinary course of trading), (c) the nominal amount of any share capital issued and the principal amount of any moneys borrowed the redemption or repayment, whereof is guaranteed by the Company or by any subsidiary except in so far as such share capital is for the time being held by or such moneys are for the time being owing to, and the beneficial interest therein is vested in, the Company or any subsidiary; and

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(D)	any fixed premium payable on final redemption or repayment of any debentures or other borrowed moneys or share capital shall be taken into account as an addition to the principal or nominal amount thereof.

89.4	No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or inquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or the security given express notice that the said limit had been or would thereby be exceeded.

DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS

90	FEES

Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the Directors (but not alternate Directors) for their services as Directors such aggregate amount of fees as the Board decides (not exceeding £600,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article 90 shall be distinct from any salary or remuneration payable to him under a service agreement or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

91	EXPENSES

A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

92	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

93	SPECIAL REMUNERATION

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman or vice-chairman of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) may decide.

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94	PENSIONS AND OTHER BENEFITS

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Undertaking, a company which is or was allied to or associated with the Company or with a Group Undertaking or a predecessor in business of the Company or of a Group Undertaking (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in this Article. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his own benefit any pension or other benefit provided in accordance with this Article 94 and is not obliged to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

DIRECTORS' PROCEEDINGS

95	BOARD MEETINGS

Subject to these Articles and to the Protocol, the Board may regulate its proceedings as it thinks fit.

96	NOTICE OF BOARD MEETINGS

A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address or any other address given to the Company by him for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. A Director may be treated as having waived his entitlement to notice of a meeting of the Board if he has not supplied the Company with the information necessary to ensure that he receives notice of a meeting before it takes place. A Director may waive the requirement that notice of any Board meeting be given to him, either prospectively or retrospectively.

97	QUORUM

97.1	No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be two (2). An alternate Director who is not himself a Director shall, if his appointor is not present, be counted in the quorum. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

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97.2	If a Director ceases to be a director at a Board meeting, he can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

98	BOARD CHAIRMAN

The Board may appoint any Director to be, and may remove, a chairman and a vice chairman of the Board. The chairman or, in his absence, the vice chairman, shall preside at all Board meetings. If there is no chairman or vice chairman, or if at a Board meeting neither the chairman nor the vice chairman is present within five (5) minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the Directors present may choose any Director present to be chairman of the meeting.

99	VOTING

Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote.

100	TELEPHONE PARTICIPATION

Subject to the Protocol, a Director or his alternate Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Companies Acts, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

101	WRITTEN RESOLUTIONS

101.1	Subject to the Protocol, a resolution in writing, executed by all the Directors for the time being entitled to receive notice of a Board meeting and in number not being less than a quorum, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and in number not being less than a quorum of such committee, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

101.2	Such a resolution:

(A)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile transmission;

(B)	may be in electronic format provided that the resolution has been signed by the Director or his alternate and is of acceptable quality;

(C)	need not be signed by an alternate Director if it is signed by his appointor;

(D)	if signed by an alternate Director, need not also be signed by his appointor; and

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(E)	to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it, or by his alternate.

102	COMMITTEE PROCEEDINGS

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

103	MINUTES

103.1	The Board shall cause minutes to be made of:

(A)	all appointments of officers and committees made by the Board and of any such officer's remuneration; and

(B)	the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

103.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

104	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, an alternate Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, alternate Director or committee member and entitled to vote.

INTERESTS OF DIRECTORS

105	PERMITTED INTERESTS

Subject to the Companies Acts and compliance with the next Article 106, a Director, notwithstanding his office:

(A)	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in connection with his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(B)	may hold any other office or place of profit under the Company (except that of auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

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(C)	may be a director or other officer of, or employed by, or a party to any contract, arrangement, transaction or proposal with or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal, and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

106	DISCLOSURE OF INTERESTS TO BOARD

A Director who is in any way (directly or indirectly) interested in any contract or arrangement or any other proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article 106 a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article 106 in relation to such contract, arrangement or proposal of the nature and extent so specified.

107	INTERESTED DIRECTOR NOT TO VOTE OR COUNT FOR QUORUM

A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract or arrangement or any other proposal to which the Company is or is to be a party and in which he has an interest (otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company), other than a resolution:

(A)	relating to the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of a Group Undertaking;

(B)	relating to the giving of any security, guarantee or indemnity in respect of a debt or obligation of a Group Undertaking for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(C)	relating to, or in the context of, an offer of securities by a Group Undertaking in which he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(D)	relating to another company in which he does not have to his knowledge an interest in shares (as that term is used in sections 820 to 825 of the Act) representing one (1) per cent or more of either any class of the equity share capital, or the voting rights in, such company;

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(E)	relating to an arrangement for the benefit of employees of any Group Undertaking which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(F)	concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors; or

(G)	in respect of which the interest of the Director cannot reasonably be regarded as conflicting.

108	DIRECTOR'S INTEREST IN OWN APPOINTMENT

A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying or recommending the terms of his appointment or its termination) as a holder of any office or place of profit with the Company or any body corporate in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying or recommending the terms of appointment or the termination thereof) of two or more Directors to offices or places of profits with the Company or any body corporate in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

109	CONCLUSIVE RULINGS ON DIRECTORS' INTERESTS

(A)	If any question arises at any meeting as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting. The chairman's ruling in relation to such Director shall be conclusive and binding on all concerned (except in a case where the nature or extent of the interest of such Director, as known to him, has not been adequately disclosed to the meeting).

(B)	If any question arises at any meeting as to the materiality of the interest of the chairman of the meeting or as to his entitlement to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by a resolution of the Directors or committee members present at the meeting (excluding the chairman), whose majority vote shall be conclusive and binding on all concerned (except in a case where the nature or extent of the interest of such chairman, as known to him, has not been adequately disclosed to the meeting).

110	CONNECTED PERSONS

For the purposes of the provisions of these Articles concerning a Director's interests in relation to the Company, the interest of a person who is for the purposes of the Companies Acts connected with a Director shall be (if known by the Director to be an interest of any such connected person) treated as the interest of the Director and, in relation to an alternate Director, the interest of his appointor shall be treated as the interest of the alternate Director in addition to an interest which the alternate Director otherwise has. This Article 110 applies to an alternate Director as if he were a Director.

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111	SUSPENSION OR RELAXATION OF PROVISIONS CONCERNING DIRECTORS' INTERESTS

111.1	Subject to the Companies Acts, the Company may by ordinary resolution suspend, vary or relax any provision in these Articles concerning a Director's interests in relation to the Company, either generally or in respect of any particular matter, or ratify any contract, arrangement or other proposal not authorised by reason of a contravention of any such provision.

111.2	For the purposes of section 175 of the Act, the Directors may authorise any matter proposed to them in accordance with these Articles which would, if not so authorised, constitute or give rise to an infringement of duty by a Director under that section.

111.3	Authorisation of a matter under Article 111.2 shall be effective only if:

(A)	the matter in question shall have been proposed by any person for consideration at a meeting of the Directors, in accordance with the Directors procedures, if any, for the time being relating to matters for consideration by the Directors or in such other manner as the Directors may approve;

(B)	any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the "Interested Directors"); and

(C)	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

111.4	Any authorisation of a matter pursuant to Article 111.2 shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

111.5	Any authorisation of a matter pursuant to Article 111.2 shall be subject to such conditions or limitations as the Directors may specify, whether at the time such authorisation is given or subsequently, and may be terminated or varied by the Directors at any time. A Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

111.6	A Director shall not, by reason of his office or the fiduciary relationship thereby established, be accountable to the Company for any remuneration or other benefit which derives from any matter authorised by the Directors under Article 111.2 and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such remuneration or other benefit or on the ground of the Director having any interest as referred to in the said section 175.

111.7	A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director or officer or employee of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his connection with that other person conflicts, or possibly may conflict, with the interests of the Company, this Article 111 applies only if the existence of that connection has been authorised by the Directors under Article 111.2. In particular, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:

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(A)	to disclose any such information to the Directors or to any Director or other officer or employee of the Company; and/or

(B)	to use any such information in performing his duties as a Director or officer or employee of the Company.

111.8	Where the existence of a Director's connection with another person has been authorised by the Directors under Article 111.2 and his connection with that person conflicts, or possibly may conflict, with the interests of the Company, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(A)	absents himself from meetings of the Directors or any committee thereof at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.

111.9	The provisions of Articles 111.7 and 111.8 are without prejudice to any equitable principle or rule of law which may excuse the Director from:

(A)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles or otherwise; or

(B)	attending meetings or discussions or receiving documents and information as referred to in Article 111.8, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

111.10	For the purposes of this Article 111, a conflict of interest includes a conflict of interest and duty and a conflict of duties.

SECRETARY

112	SECRETARY

112.1	Subject to the Companies Acts, the Board shall appoint a Secretary and may appoint one or more persons to be a joint, deputy or assistant Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article 112 from office and appoint another or others in his place. Any such removal shall be without prejudice to any claim for damages for breach of any contract of service.

112.2	Any provision of the Companies Acts or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary

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SEALS AND DOCUMENT AUTHENTICATION

113	SAFE CUSTODY

The board shall provide for the safe custody of every Seal.

114	APPLICATION OF SEAL

114.1	Any Seal may be used only by the authority of the Board or of a committee of the Board. The Board may decide who is to sign an instrument to which the Seal is to be affixed either generally or in relation to a particular instrument or type of instrument. The Board may decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the Board:

(A)	share certificates and certificates issued in respect of debentures or other securities to which the Seal is affixed (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(B)	every other instrument to which the Seal is affixed shall be signed, in the presence of a witness, by at least one of: (i) a Director; (ii) the Secretary; or (iii) a person duly authorised by the Board.

114.2	Every share certificate or share warrant shall be issued either under the Seal (which may be affixed to it or printed on by mechanical or other means) or in such other manner as the Board, having regard to the terms of issue and the Companies Acts may authorise. All references in these Articles to the Seal shall be construed in relation to share certificates and share warrants accordingly.

115	OFFICIAL SEAL FOR USE ABROAD

The Company may exercise the powers conferred by the Companies Acts with regard to having an official seal for use abroad, and those powers shall be vested in the Board.

116	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY

A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

DIVIDENDS AND OTHER PAYMENTS

117	DECLARATION

Subject to the Companies Acts and these Articles, the Company may by ordinary resolution declare a dividend to be paid to members according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

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118	INTERIM DIVIDENDS

Subject to the Companies Acts, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

119	ENTITLEMENT TO DIVIDENDS

119.1	Except as otherwise provided by these Articles or the rights attached to, or the terms of issue of shares:

(A)	dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

(B)	dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

119.2	Except as otherwise provided by these Articles or the rights attached to shares dividend may be paid in any currency or currencies decided by the Board; and the Company may agree with a member that any dividend declared or which may become due in one currency will be paid to the member in another currency, for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any member's entitlement to the dividend.

120	PAYMENT METHODS

120.1	The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated share) through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the member in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

120.2	The Company may send a cheque, warrant or money order by post:

(A)	in the case of a sole holder, to his registered address;

(B)	in the case of joint holders, to the registered address of the person whose name stands first in the Register of Members;

(C)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with these Articles; or

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(D)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

120.3	Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer or through the Uncertificated System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. If payment is made by or on behalf of the Company through the Uncertificated System:

(A)	the Company shall not be responsible for any default in accounting for such payment to the member or other person entitled to such payment by a bank or other financial intermediary of which the member or other person is a customer for settlement purposes in connection with the Uncertificated System; and

(B)	the making of such payment in accordance with any relevant authority referred to in Article 120.1 above shall be a good discharge to the Company.

120.4	The Board may:

(A)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

(B)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(C)	lay down procedures to enable any such holder to make, vary or revoke any such election.

120.5	The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his entitlement that the Board may reasonably require.

121	DEDUCTIONS

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to any shares.

122	INTEREST

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

123	UNCLAIMED DIVIDENDS

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve (12) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

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124	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share:

(A)	cheque, warrant or money order is returned undelivered or left uncashed; or

(B)	transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Uncertificated System in relation to any uncertificated shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he notifies the Company of an address or account to be used for such purpose.

125	DIVIDENDS IN KIND

A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

(A)	issue fractional certificates or ignore fractions;

(B)	fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the footing of the value so fixed in order to adjust the rights of members; and

(C)	vest any assets in trustees on trust for the persons entitled to the dividend.

126	SCRIP DIVIDENDS

126.1	The Board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution, subject to the Companies Acts and to the provisions of this Article 126.

126.2	An ordinary resolution under Article 126.1 may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

126.3	The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be the cash amount, disregarding any tax credit, (or as near to such cash amount as the Board considers appropriate) that such holder would have received by way of dividend. For this purpose, "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on the London Stock Exchange as derived from the London Stock Exchange Daily Official List, or the middle-market quotation of ADS in NASDAQ or any Recognised Investment Exchange on which ADS are traded from time to time (adjusted as the Board shall determine to reflect the number of Ordinary Shares represented by each ADS), for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A written confirmation or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

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126.4	The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article 126 (whether before or after the passing or the ordinary resolution referred to in Article 126.1), including (without limitation):

(A)	the giving of notice to holders of the right of election offered to them;

(B)	the provision of forms of election and/or a facility and a procedure for making elections through the Uncertificated System (whether in respect of a particular dividend or dividends generally);

(C)	determination of the procedure for making and revoking elections;

(D)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(E)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

(F)	the exclusion from any offer of any holders of Ordinary Shares where the Board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

126.5	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which a valid election has been made ("the elected Ordinary Shares"). Instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined under this Article 126. For such purpose, the Board may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

126.6	The additional Ordinary Shares, when allotted, shall rank pari passu in all respects with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

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126.7	The Board may:

(A)	do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

(B)	establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder of such shares; and

(C)	terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

127	RESERVES

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board's discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Board may also carry forward any profits without placing them to reserve.

128	CAPITALISATION OF PROFITS AND RESERVES

The Board may, with the authority of an ordinary resolution:

(A)	subject to this Article 128, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(B)	appropriate the sum resolved to be capitalised to the holders of Ordinary Shares in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as the Board may direct, in those proportions, or partly in one way and partly in the other, but so that the share premium account, the capital redemption reserve and any profits or reserves which are not available for distribution may, for the purposes of this Article 128, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

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(C)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that such partly paid shares rank for dividend;

(D)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of fractions to the Company rather than to the holders concerned) or by payment in cash or otherwise as the Board may determine in the case of shares or debentures becoming distributable in fractions;

(E)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(1)	the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they are entitled upon such capitalisation; or

(2)	the payment up by the Company on behalf of such members by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, so that any such agreement shall be binding on all such members; and

(F)	generally do all acts and things required to give effect to such resolution.

RECORD DATES

129	BOARD TO FIX DATE

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Companies Acts, the Board may fix any date ("the record date") as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. A record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced.

ACCOUNTS

130	ACCESS TO ACCOUNTING RECORDS

No member (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the court, by the Board or by an ordinary resolution.

131	DISTRIBUTION OF ANNUAL ACCOUNTS

131.1	In respect of each financial year, a copy of the Company's annual accounts, Directors' report and Auditors' report on those accounts shall be sent by post or delivered or given, in electronic form, to an address for the time being notified to the Company by the member (or, where the member is a company, deemed to have been so notified to the Company by a provision of the Act), to every member, every holder of debentures, and every other person who is entitled to receive notices of general meetings, in each case not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Companies Acts. This Article 131 does not require copies of such documents to be sent or delivered or given to a person who is not entitled to receive notices of general meetings and of whose address the Company is unaware or to more than one of the joint holders of shares or debentures.

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131.2	Where permitted in accordance with the Companies Acts, the Company may send a summary financial statement to any member instead of or in addition to the documents referred to in Article 131.1.

NOTICES

132	FORMS OF NOTICES

Any notice to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing or shall be given in electronic form to an address for the time being notified (or deemed notified by a provision of the Act) for that purpose to the person giving the notice, except that a notice to the holder of any uncertificated shares or given in respect of any such shares may be given electronically through the Uncertificated System (if permitted by, and subject to, the facilities and requirements of the Uncertificated System).

133	SERVICE ON MEMBERS

133.1	A notice or other document may be given by the Company to any member either:

(A)	personally; or

(B)	by sending it by post (in a pre-paid envelope) addressed to such member at his registered address (any such notice or document to be given to a member registered on an overseas branch register may be posted either from the United Kingdom or in the territory in which such branch register is maintained); or

(C)	by giving it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(D)	(in the case of a notice to a member holding uncertificated shares) by transmitting the notice through the Uncertificated System; or

(E)	subject to the provisions of the Companies Acts, by making it available on a website, provided that the requirements in Article 133.2 are satisfied; or

(F)	by any other means authorised in writing by the member concerned.

133.2	The requirements referred to in Article 133.1(E) are that:

(A)	the Company has not received an objection from any shareholder to such shareholder receiving notices by electronic communications in accordance with this Article 133 and the member is therefore taken to have so agreed (and has not revoked that agreement);

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(B)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed ("notification of availability");

(C)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a Company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting; and

(D)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Companies Acts, or, if no such period is specified, throughout the period of twenty-eight (28) days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

133.3	In the case of joint holders of a share, all notices and documents shall be given to the person whose name stands first in the Register of Members in respect of that share and the agreement of the first named holder that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders. Notice so given shall be sufficient notice to all the joint holders.

133.4	If a member (or, in the case of joint holders, the person first named in the Register of Members) has a registered address outside the United Kingdom but has given to the Company an address in the United Kingdom at which notices may be given to him or has an address which is registered on an overseas branch register or has an address to which notices may be sent in electronic form, he shall be entitled to have notices or documents given to him at that address. Otherwise no such member (including any such joint holder) shall be entitled to receive any notice or other document from the Company.

133.5	Any notice or other document to be given to a member may be given by reference to the Register of Members as it stands at any time within the period of twenty-one (21) days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of the Companies Acts and the Uncertificated Securities Regulations. No change in the Register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

133.6	If on three (3) consecutive occasions notices or other documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices.

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133.7	If on three (3) consecutive occasions notices or other documents have been sent in electronic form to an address for the time being notified (or deemed notified by a provision of the Act) to the Company by the member and the Company becomes aware that there has been a failure of transmission, the Company shall revert to giving notices and other documents to the member by post or by any other means authorised in writing by the member concerned. Such member shall not be entitled to receive notices or other documents from the Company in electronic form until he shall have communicated with the Company and supplied in writing a new address to which notices or other documents may be sent in electronic form.

133.8	Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

(A)	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the directors may approve; or

(B)	be accompanied by such other evidence as the directors may require in order to be satisfied that the document is genuine. The Company may designate mechanisms for validating any such document and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company. the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting.

134	NOTICES BY ADVERTISEMENT

134.1	If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, any such meeting may be convened by notice advertised once in at least one national newspaper published in the country in which the Company's Registered Office is located. The Company shall send a copy of the notice to members by post if at least seven (7) clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

134.2	Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement in at least one national newspaper published in the country in which the Company's Registered Office is located.

134.3	Any notice given by advertisement in accordance with this Article 134 shall be deemed to have been served at noon on the day on which the advertisement first appears.

135	EVIDENCE OF GIVING NOTICE

135.1	Any notice, document or information given, sent or supplied by the Company to a member at his registered address or address for giving notice in the United Kingdom shall be, if sent by post, deemed to have been given at the time 24 hours after posting if pre-paid as first class post and at the time 48 hours after posting if pre-paid as second class post. In proving that notice has been given it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

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135.2	Any notice, document or information given, sent or supplied by the Company to a member at an address to which notices may be sent using electronic communications shall be, if sent by electronic communications, deemed to have been given at the expiration of 48 hours after the time it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

135.3	Any notice, document or information given, sent or supplied by the Company to the members or any of them by making it available on a website, shall be deemed to have been received on the date on which notification of availability on the website is deemed to have been received in accordance with this Article 135 or, if later, the date on which it is first made available on the website.

135.4	A notice, document or information not sent by post but:

(A)	left at a registered address or address for giving notice in the United Kingdom shall be deemed to be given on the day it is left; and

(B)	given through the Uncertificated System shall be deemed to be given when the Company or any System-Participant or other relevant person acting on the Company's behalf sends the relevant Issuer-Instruction or other relevant message in respect of such notice.

135.5	A member present, either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares, shall be deemed to have received due notice of such meeting and, where required, of the purposes for which it was called.

136	NOTICE BINDING ON TRANSFEREES

A person who becomes entitled to a share by transfer, transmission or otherwise shall be bound by any notice in respect of that share (other than a notice given by the Company under section 793 of the Act) which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title.

137	NOTICE TO PERSONS ENTITLED BY TRANSMISSION

A notice or other document may be given by the Company to a person entitled by transmission to a share in consequence of the death or bankruptcy of a member or otherwise by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar or equivalent description, at the address, if any, in the United Kingdom or to the address to which notices may be sent in electronic form supplied (or deemed supplied by a provision of the Act) for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the event giving rise to the transmission had not occurred. The giving of notice in accordance with this Article 137 shall be sufficient notice to all other persons interested in the share.

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DOCUMENT DESTRUCTION

138	DOCUMENT DESTRUCTION

138.1	The Company may destroy:

(A)	any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

(B)	any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(C)	any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six (6) years from the date of registration;

(D)	any proxy appointment which has been used for the purposes of a poll, at any time after a period of one year has elapsed from the date of use;

(E)	any proxy appointment which has not been used for the purpose of a poll, at any time after a period of one month has elapsed from the end of the meeting to which the proxy appointment relates; or

(F)	any share warrant (or coupon or token relating to a share warrant) which has been surrendered to the Company, at any time after a period of seven years has elapsed from the date of surrender; and any other document on the basis of which an entry in the Register of Members is made at any time after six (6) years from the date an entry in the Register of Members was first made in respect of it, and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

138.2	It shall be conclusively presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of a document destroyed in accordance with this Article 138 was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

(A)	this Article 138 shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

(B)	nothing in this Article 138 imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article 138 which would not attach to the Company in the absence of this Article 138; and

(C)	references in this Article 138 to the destruction of any document include references to the disposal of it in any manner.

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INDEMNITY

139	RIGHT TO INDEMNITY

Subject to and to the fullest extent permitted by the Companies Acts and any other provision of English law, but without prejudice to any indemnity to which he may be otherwise entitled:

(A)	every Director, alternate Director or former Director (and every director, alternate director or former director of any associated company of the Company) shall be entitled to be indemnified out of the assets of the Company against all costs and liabilities incurred by him in relation to any proceedings (whether civil or criminal) or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him as a Director or alternate Director save that no Director or alternate Director shall be entitled to be indemnified (whether directly or indirectly):

(1)	for any liability incurred by him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or any associated company of the Company of which he is a director;

(2)	for any fine imposed in criminal proceedings which have become final;

(3)	for any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising;

(4)	for any costs for which he has become liable in defending any criminal proceedings in which he is convicted and such conviction has become final;

(5)	for any costs for which he has become liable in defending any civil proceedings brought by the Company or an associated company in which a final judgment has been given against him; and

(6)	for any costs for which he has become liable in connection with any application under sections 661(3) or (4) or 1157 of the Act in which the court refuses to grant him relief and such refusal has become final.

(B)	every Director, alternate Director or former Director (and every director, alternate director or former Director of any associated company of the Company) shall be entitled (i) to have funds provided to him by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for relief (as defined in section 205(5) of the Act) or in an investigation, or against action proposed to be taken, by a regulatory authority or (ii) to receive such assistance from the Company as will enable any such person to avoid incurring such expenditure, where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company of the Company, provided that he will be obliged to repay any funds provided to him no later than:

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(1)	in the event he is convicted in such proceedings, the date when the conviction becomes final; or

(2)	in the event of judgment being given against him in such proceedings, the date when the judgment becomes final; or

(3)	in the event of the court refusing to grant him such relief, the date when the refusal becomes final; or

(4)	in the event he becomes liable for any sum payable to a regulatory authority by way of penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising, the date on which any appeal relating to such sum becomes final (within the meaning of section 205(3) of the Act); and

(C)	every Director, alternate Director and former Director shall be entitled to be indemnified out of the assets of the Company against all costs and liabilities incurred by him in relation to any of the Company's activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act) save that no Director, alternate Director or former Director shall be entitled to be indemnified:

(1)	for any fine imposed in criminal proceedings which have become final;

(2)	for any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising; and

(3)	for any costs for which he has become liable in defending any criminal proceedings in which he is convicted and such conviction has become final.

140	POWER TO INSURE

Subject to the Companies Acts, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director, alternate Director or secretary or other officer or employee of any body corporate which is a Group Undertaking or in which the Company has or had an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any such body corporate is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.

AUDITORS

141	VALIDITY OF AUDITOR'S ACTS

Subject to any statutory provisions, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

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142	AUDITOR'S RIGHT TO ATTEND GENERAL MEETINGS

An Auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him as Auditor.

143	A DEFERRED SHARES

143.1	The following rights and restrictions shall be attached to the A Deferred Shares of £1 each:

(A)	As regards income

The holders of the A Deferred Shares shall not be entitled to receive any dividend or any other distribution out of the profits of the Company including, without limitation, any allotment (whether or not fully paid) as a result of the capitalisation of any sum standing to the credit of any share premium account or of any reserve (whether or not available for distribution) of the Company;

(B)	As regards voting

The holders of the A Deferred Shares shall not be entitled to receive notice of or to attend or speak (either personally or by proxy) at any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed at any general meeting of the Company and shall be deemed by virtue of the passing of the resolution adopting these Articles to have irrevocably agreed to any purchase, cancellation and extinguishment of the A Deferred Shares pursuant to Articles 143.2 and 143.3 below;

(C)	As regards capital

The holders of A Deferred Shares shall on a return of capital in a liquidation, but not otherwise, be entitled to receive the nominal amount paid up or credited as paid up on such share but only after the holder of each Ordinary Share shall have received (in cash or specie) the amount paid up or credited as paid up on such Ordinary Share together with an additional payment of £100 per Ordinary Share and the holders of A Deferred Shares shall be not entitled to any further or other right of participation in the assets or profits of the Company whatsoever;

(D)	As regards variation of rights

(1)	The rights attached to the A Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares; and

(2)	Neither

(a)	the passing by the Company of any resolution for the cancellation of the A Deferred Shares (whether for no consideration or otherwise) by means of a reduction of capital (whether or not requiring the confirmation of the Court) nor the obtaining by the Company nor the making by the Court of any order confirming any such reduction of capital nor any such order becoming effective; nor

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(b)	the purchase by the Company in accordance with the Act of any of its own shares or securities (or the passing of a resolution to permit any such purchase); nor

(c)	any other reduction of share capital including without limitation the reduction of any share premium account of the Company, shall constitute a variation, modification or abrogation of the rights attaching to the A Deferred Shares and the A Deferred Shares may at any time be cancelled (whether for no consideration or otherwise) by means of a reduction of capital or repurchased in either case in accordance with the Act without the sanction or other consent of the holders of the A Deferred Shares.

(E)	Share certificates

Notwithstanding any other provision of the Articles and unless specifically required by the provisions of the Act, the Company shall not be required to issue any certificate in respect of the A Deferred Shares.

143.2	At any time after the adoption of these Articles:

(A)	The Company shall have irrevocable authority to appoint any person on behalf of any holder of A Deferred Shares to enter into an agreement to transfer such A Deferred Shares to such other person (whether or not an officer of the Company) as the Board may determine to act as the custodian thereof; and/or

(B)	The Board may convene a general meeting of the Company in accordance with Section 694 of the Act, for the purpose of considering and, if thought fit, passing a resolution to authorise the terms of a contract for the purchase by the Company of any or all of the A Deferred Shares. The terms of such contract shall provide for payment in full of the purchase price upon completion and may require the holders of the A Deferred Shares concerned to sell such shares for a price not exceeding 1 penny for all the A Deferred Shares so purchased. If such a resolution is passed and the Company is in all other respects able and willing to purchase the A Deferred Shares to which the contract relates in accordance with Sections 690 to 708 of the Act, the Company shall have irrevocable authority to appoint any person: (i) to execute such contract on behalf of each of the holders of the relevant A Deferred Shares; (ii) to execute a stock transfer form (or forms) sufficient in every respect to transfer to the Company the legal title to the A Deferred Shares that are the subject of such contract, and (iii) to receive at completion the purchase price on behalf of the holders of the A Deferred Shares. From the time that such resolution is passed, the holders of the A Deferred Shares that are the subject of such contract shall hold such shares as bare trustee for the Company.

143.3	(A)	Subject to the Act, the Company may, at its option, cancel A Deferred Shares by way of a reduction of capital for no consideration; and/or

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(B)	Pending any such transfer and/or purchase and/or cancellation, the Company may retain any share certificate that may be issued in respect of any of the A Deferred Shares.

144	B DEFERRED SHARES

144.1	The following rights and restrictions shall be attached to the B Deferred Shares of £0.001 each:

(A)	As regards income

The holders of the B Deferred Shares shall not be entitled to receive any dividend or any other distribution out of the profits of the Company including, without limitation, any allotment (whether or not fully paid) as a result of the capitalisation of any sum standing to the credit of any share premium account or of any reserve (whether or not available for distribution) of the Company;

(B)	As regards voting

The holders of the B Deferred Shares shall not be entitled to receive notice of or to attend or speak (either personally or by proxy) at any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed at any general meeting of the Company and shall be deemed by virtue of the passing of the resolution adopting these Articles to have irrevocably agreed to any purchase, cancellation and extinguishment of the B Deferred Shares pursuant to Articles 144.2 and 144.3 below;

(C)	As regards capital

The holders of B Deferred Shares shall on a return of capital in a liquidation, but not otherwise, be entitled to receive the nominal amount paid up or credited as paid up on such share but only after the holder of each Ordinary Share shall have received (in cash or specie) the amount paid up or credited as paid up on such Ordinary Share together with an additional payment of £100 per Ordinary Share and the holders of B Deferred Shares shall be not entitled to any further or other right of participation in the assets or profits of the Company whatsoever;

(D)	As regards variation of rights

(1)	The rights attached to the B Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares; and

(2)	Neither

(a)	the passing by the Company of any resolution for the cancellation of the B Deferred Shares (whether for no consideration or otherwise) by means of a reduction of capital (whether or not requiring the confirmation of the Court) nor the obtaining by the Company nor the making by the Court of any order confirming any such reduction of capital nor any such order becoming effective; nor

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(b)	the purchase by the Company in accordance with the Act of any of its own shares or securities (or the passing of a resolution to permit any such purchase); nor

(c)	any other reduction of share capital including without limitation the reduction of any share premium account of the Company, shall constitute a variation, modification or abrogation of the rights attaching to the B Deferred Shares and the B Deferred Shares may at any time be cancelled (whether for no consideration or otherwise) by means of a reduction of capital or repurchased in either case in accordance with the Act without the sanction or other consent of the holders of the B Deferred Shares.

(E)	Share certificates

Notwithstanding any other provision of the Articles and unless specifically required by the provisions of the Act, the Company shall not be required to issue any certificate in respect of the B Deferred Shares.

144.2	At any time after the adoption of these Articles:

(A)	The Company shall have irrevocable authority to appoint any person on behalf of any holder of B Deferred Shares to enter into an agreement to transfer such B Deferred Shares to such other person (whether or not an officer of the Company) as the Board may determine to act as the custodian thereof; and/or

(B)	The Board may convene a general meeting of the Company in accordance with Section 694 of the Act, for the purpose of considering and, if thought fit, passing a resolution to authorise the terms of a contract for the purchase by the Company of any or all of the B Deferred Shares. The terms of such contract shall provide for payment in full of the purchase price upon completion and may require the holders of the B Deferred Shares concerned to sell such shares for a price not exceeding 1 penny for all the B Deferred Shares so purchased. If such a resolution is passed and the Company is in all other respects able and willing to purchase the B Deferred Shares to which the contract relates in accordance with Sections 690 to 708 of the Act, the Company shall have irrevocable authority to appoint any person: (i) to execute such contract on behalf of each of the holders of the relevant B Deferred Shares; (ii) to execute a stock transfer form (or forms) sufficient in every respect to transfer to the Company the legal title to the B Deferred Shares that are the subject of such contract, and (iii) to receive at completion the purchase price on behalf of the holders of the B Deferred Shares. From the time that such resolution is passed, the holders of the B Deferred Shares that are the subject of such contract shall hold such shares as bare trustee for the Company.

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144.3	(A)	Subject to the Act, the Company may, at its option, cancel B Deferred Shares by way of a reduction of capital for no consideration; and/or

(B)	Pending any such transfer and/or purchase and/or cancellation, the Company may retain any share certificate that may be issued in respect of any of the B Deferred Shares.

145	C DEFERRED SHARES

145.1	The following rights and restrictions shall be attached to the C Deferred Shares of £0.00005 each:

(A)	As regards income

The holders of the C Deferred Shares shall not be entitled to receive any dividend or any other distribution out of the profits of the Company including, without limitation, any allotment (whether or not fully paid) as a result of the capitalisation of any sum standing to the credit of any share premium account or of any reserve (whether or not available for distribution) of the Company;

(B)	As regards voting

The holders of the C Deferred Shares shall not be entitled to receive notice of or to attend or speak (either personally or by proxy) at any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed at any general meeting of the Company and shall be deemed by virtue of the passing of the resolution adopting these Articles to have irrevocably agreed to any purchase, cancellation and extinguishment of the C Deferred Shares pursuant to Articles 145.2 and 145.3 below;

(C)	As regards capital

The holders of C Deferred Shares shall on a return of capital in a liquidation, but not otherwise, be entitled to receive the nominal amount paid up or credited as paid up on such share but only after the holder of each Ordinary Share shall have received (in cash or specie) the amount paid up or credited as paid up on such Ordinary Share together with an additional payment of £100 per Ordinary Share and the holders of C Deferred Shares shall be not entitled to any further or other right of participation in the assets or profits of the Company whatsoever;

(D)	As regards variation of rights

(1)	The rights attached to the C Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pail passu with or subsequent to such shares; and

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(2)	Neither.

(a)	the passing by the Company of any resolution for the cancellation of the C Deferred Shares (whether for no consideration or otherwise) by means of a reduction of capital (whether or not requiring the confirmation of the Court) nor the obtaining by the Company nor the making by the Court of any order confirming any such reduction of capital nor any such order becoming effective; nor

(b)	the purchase by the Company in accordance with the Act of any of its own shares or securities (or the passing of a resolution to permit any such purchase); nor

(c)	any other reduction of share capital including without limitation the reduction of any share premium account of the Company, shall constitute a variation, modification or abrogation of the rights attaching to the C Deferred Shares and the C Deferred Shares may at any time be cancelled (whether for no consideration or otherwise) by means of a reduction of capital or repurchased in either case in accordance with the Act without the sanction or other consent of the holders of the C Deferred Shares.

(E)	Share certificates

Notwithstanding any other provision of the Articles and unless specifically required by the provisions of the Act, the Company shall not be required to issue any certificate in respect of the C Deferred Shares.

145.2	At any time after the adoption of these Articles:

(A)	The Company shall have irrevocable authority to appoint any person on behalf of any holder of C Deferred Shares to enter into an agreement to transfer such C Deferred Shares to such other person (whether or not an officer of the Company) as the Board may determine to act as the custodian thereof; and/or

(B)	The Board may convene a general meeting of the Company in accordance with Section 694 of the Act, for the purpose of considering and, if thought fit, passing a resolution to authorise the terms of a contract for the purchase by the Company of any or all of the C Deferred Shares. The terms of such contract shall provide for payment in full of the purchase price upon completion and may require the holders of the C Deferred Shares concerned to sell such shares for a price not exceeding 1 penny for all the C Deferred Shares so purchased. If such a resolution is passed and the Company is in all other respects able and willing to purchase the C Deferred Shares to which the contract relates in accordance with Sections 690 to 708 of the Act, the Company shall have irrevocable authority to appoint any person: (i) to execute such contract on behalf of each of the holders of the relevant C Deferred Shares; (ii) to execute a stock transfer form (or forms) sufficient in every respect to transfer to the Company the legal title to the C Deferred Shares that are the subject of such contract, and (iii) to receive at completion the purchase price on behalf of the holders of the C Deferred Shares. From the time that such resolution is passed, the holders of the C Deferred Shares that are the subject of such contract shall hold such shares as bare trustee for the Company.

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145.3	(A)	Subject to the Act, the Company may, at its option, cancel C Deferred Shares by way of a reduction of capital for no consideration; and/or

(B)	Pending any such transfer and/or purchase and/or cancellation, the Company may retain any share certificate that may be issued in respect of any of the C Deferred Shares.

146	D DEFERRED SHARES

146.1	The following rights and restrictions shall be attached to the D Deferred Shares of £0.000001 each:

(A)	As regards income

The holders of the D Deferred Shares shall not be entitled to receive any dividend or any other distribution out of the profits of the Company including, without limitation, any allotment (whether or not fully paid) as a result of the capitalisation of any sum standing to the credit of any share premium account or of any reserve (whether or not available for distribution) of the Company;

(B)	As regards voting

The holders of the D Deferred Shares shall not be entitled to receive notice of or to attend or speak (either personally or by proxy) at any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed at any general meeting of the Company and shall be deemed by virtue of the passing of the resolution adopting these Articles to have irrevocably agreed to any purchase, cancellation and extinguishment of the D Deferred Shares pursuant to Articles 146.2 and 146.3 below;

(C)	As regards capital

The holders of D Deferred Shares shall on a return of capital in a liquidation, but not otherwise, be entitled to receive the nominal amount paid up or credited as paid up on such share but only after the holder of each Ordinary Share shall have received (in cash or specie) the amount paid up or credited as paid up on such Ordinary Share together with an additional payment of £100 per Ordinary Share and the holders of D Deferred Shares shall be not entitled to any further or other right of participation in the assets or profits of the Company whatsoever;

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(D)	As regards variation of rights

(1)	The rights attached to the D Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pail passu with or subsequent to such shares; and

(2)	Neither.

(a)	the passing by the Company of any resolution for the cancellation of the D Deferred Shares (whether for no consideration or otherwise) by means of a reduction of capital (whether or not requiring the confirmation of the Court) nor the obtaining by the Company nor the making by the Court of any order confirming any such reduction of capital nor any such order becoming effective; nor

(b)	the purchase by the Company in accordance with the Act of any of its own shares or securities (or the passing of a resolution to permit any such purchase); nor

(c)	any other reduction of share capital including without limitation the reduction of any share premium account of the Company, shall constitute a variation, modification or abrogation of the rights attaching to the D Deferred Shares and the D Deferred Shares may at any time be cancelled (whether for no consideration or otherwise) by means of a reduction of capital or repurchased in either case in accordance with the Act without the sanction or other consent of the holders of the D Deferred Shares.

(E)	Share certificates

Notwithstanding any other provision of the Articles and unless specifically required by the provisions of the Act, the Company shall not be required to issue any certificate in respect of the D Deferred Shares.

146.2	At any time after the adoption of these Articles:

(A)	The Company shall have irrevocable authority to appoint any person on behalf of any holder of D Deferred Shares to enter into an agreement to transfer such D Deferred Shares to such other person (whether or not an officer of the Company) as the Board may determine to act as the custodian thereof; and/or

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(B)	The Board may convene a general meeting of the Company in accordance with Section 694 of the Act, for the purpose of considering and, if thought fit, passing a resolution to authorise the terms of a contract for the purchase by the Company of any or all of the D Deferred Shares. The terms of such contract shall provide for payment in full of the purchase price upon completion and may require the holders of the D Deferred Shares concerned to sell such shares for a price not exceeding 1 penny for all the D Deferred Shares so purchased. If such a resolution is passed and the Company is in all other respects able and willing to purchase the D Deferred Shares to which the contract relates in accordance with Sections 690 to 708 of the Act, the Company shall have irrevocable authority to appoint any person: (i) to execute such contract on behalf of each of the holders of the relevant D Deferred Shares; (ii) to execute a stock transfer form (or forms) sufficient in every respect to transfer to the Company the legal title to the D Deferred Shares that are the subject of such contract, and (iii) to receive at completion the purchase price on behalf of the holders of the D Deferred Shares. From the time that such resolution is passed, the holders of the D Deferred Shares that are the subject of such contract shall hold such shares as bare trustee for the Company.

146.3	(A)	Subject to the Act, the Company may, at its option, cancel D Deferred Shares by way of a reduction of capital for no consideration; and/or

(B)	Pending any such transfer and/or purchase and/or cancellation, the Company may retain any share certificate that may be issued in respect of any of the D Deferred Shares.

147	FORUM SELECTION

147.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of England and Wales shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(A)	any derivative action or proceeding brought on behalf of the Company;

(B)	any action including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the Act); or

(C)	an action arising out of or in connection with these Articles (pursuant to any provision of the laws of England and Wales or the Company's memorandum of association and Articles (as either may be may be amended from time to time)), or otherwise in any way relating to the constitution or conduct of the Company.

147.2	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto.

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147.3	For the avoidance of doubt, nothing contained in this Article 146 shall apply to any action brought to enforce a duty or liability created by the United States Securities Exchange Act of 1934 Act, as amended, or any successor thereto.

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